UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 26, 2021

Tarsus Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39614	81-4717861
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

15440 Laguna Canyon Road, Suite 160 Irvine, California		92618
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (949) 409-9820

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	TARS	The Nasdaq Global Market LLC (Nasdaq Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 1.01.	Entry into a Material Definitive Agreement.

On March 26, 2021, Tarsus Pharmaceuticals, Inc. (the “Company”) entered into a development and license agreement (the “LianBio Agreement”) with LianBio Ophthalmology Limited (“LianBio”), pursuant to which, among other things, the Company licensed the product rights for the development and commercialization of TP-03 (lotilaner ophthalmic solution, 0.25%) in the People’s Republic of China, Hong Kong, Macau, and Taiwan (the “Territories”) for the treatment of Demodex blepharitis and Meibomian Gland Disease. Under the terms of the LianBio Agreement, the Company is entitled to an upfront payment of $15.0 million with an additional time-based payment of $10.0 million expected during the quarter ended June 30, 2021. The Company will be eligible to receive development and commercialization milestone payments of up to $75.0 million and $100.0 million, respectively, as well as tiered low double-digit royalties on the sale of TP-03 in the Territories. The Company also received a warrant to purchase ordinary shares of LianBio, representing a minority interest in LianBio upon issuance, which will vest upon the achievement of certain milestones. The warrant will be exercisable at the fair market value at the time of issuance. The term of the LianBio Agreement shall expire upon the expiration of the royalty term in the Territories, unless earlier terminated. LianBio may also terminate the LianBio Agreement for any reason upon ninety (90) days’ prior notice to the Company.

The foregoing summary of the LianBio Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the LianBio Agreement, which will be filed as an exhibit to the Company’s Quarterly Report on form 10-Q for the quarter ended March 31, 2021.

Item 8.01	Other Events.

On March 29, 2021, the Company issued a press release announcing its entry into the LianBio Agreement. A copy of the press release issued in connection with the announcement is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release issued by Tarsus Pharmaceuticals, Inc. on March 29, 2021.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Tarsus Pharmaceuticals, Inc.

DATE: March 29, 2021	By:	/s/ Bobak Azamian
Bobak Azamian, M.D., Ph.D.
President and Chief Executive Officer